    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 2001
                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               eB2B COMMERCE, INC.
                (Name of Registrant as Specified in Its Charter)

         NEW JERSEY                                   22-2267658
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                757 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 703-2000

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                            JOHN J. HUGHES, JR., ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                               eB2B COMMERCE, INC.
                                757 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 703-2000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                  COPIES TO:
                             GARY T. MOOMJIAN, ESQ.
                             KAUFMAN & MOOMJIAN, LLC
                   50 CHARLES LINDBERGH BOULEVARD - SUITE 206
                          MITCHEL FIELD, NEW YORK 11553
                                 (516) 222-5100

                             STANLEY MOSKOWITZ, ESQ.
                              ROSENMAN & COLIN LLP
                               575 MADISON AVENUE
                         NEW YORK, NEW YORK 10022-2595
                                (212) 940-8600

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
Title Of Shares To Be     Amount to Be      Proposed Maximum     Proposed Maximum         Amount Of
     Registered            Registered      Offering Price Per        Aggregate         Registration Fee
                                               Unit(1)           Offering Price(1)
---------------------------------------------------------------------------------------------------------
Common Stock,
$0.0001 par value(2)       16,358,995          $0.922              $15,082,993               $3,770.75
---------------------------------------------------------------------------------------------------------
Common Stock,
$0.0001 par value(3)       12,434,863          $0.922              $11,464,944               $2,866.24
---------------------------------------------------------------------------------------------------------
Common Stock,
$0.0001 per value(4)          755,282          $0.922                 $696,370               $  174.09
---------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                       $6,811.08
---------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee, based on the average of the high and low prices for the registrant's common stock at $0.922 per share as reported on the Nasdaq Small Cap National Market on January 23, 2001, in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.

(2) Relates to the resale of shares of common stock issuable upon conversion of the Company's Series A Preferred Stock and Series B Preferred Stock.

(3) Relates to the resale of shares of common stock issuable upon the exercise of the warrants issued by the Company.

(4)  Relates to the resale of shares of common stock issued by the Company.

     Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also relates to such additional indeterminate number of shares of Common Stock as may become issuable by reason of stock splits, dividends and similar adjustments in accordance with the provisions of the Series A Preferred Stock, Series B Preferred Stock or the warrants issued by the Company.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED JANUARY 26, 2001

                                   PROSPECTUS

                               eB2B COMMERCE, INC.

                        29,549,140 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 29,549,140 shares of our common stock by the selling shareholders named in this prospectus from time to time. The shares offered for resale hereby consist of 755,282 shares of our common stock, 16,358,995 shares of our common stock underlying shares of our preferred stock and 12,434,863 shares of our common stock issuable upon the exercise of warrants issued by us.

We will not receive any of the proceeds from the sale of the shares other than the exercise price, if any, to be received upon exercise of the warrants. We have agreed to bear all of the expenses in connection with the registration and sale of the shares, except for any applicable underwriting discounts, brokerage fees or commissions and transfer taxes, as well as the fees and disbursements of the selling shareholders' counsel and advisors.

Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "EBTB." On January 23, 2001, the closing price of our common stock, as reported by Nasdaq, was $0.969 per share.

                                  ------------

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE "RISK FACTORS" COMMENCING ON PAGE 4 FOR INFORMATION THAT SHOULD BE CONSIDERED IN DETERMINING WHETHER TO PURCHASE ANY OF THE SECURITIES.

                                  ------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------

                THE DATE OF THIS PROSPECTUS IS __________, 2001

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
eB2B COMMERCE, INC. ........................................................3

RISK FACTORS................................................................4

FORWARD-LOOKING STATEMENTS.................................................16

SELLING SHAREHOLDERS.......................................................17

PLAN OF DISTRIBUTION.......................................................33

USE OF PROCEEDS............................................................34

LEGAL MATTERS..............................................................35

EXPERTS....................................................................35

WHERE YOU CAN FIND MORE INFORMATION........................................36

INCORPORATION BY REFERENCE.................................................36

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     THE SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

     YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF SUCH DOCUMENTS.

                   CONVENTIONS WHICH APPLY TO THIS PROSPECTUS

     References in this prospectus to "eB2B Commerce, Inc.," "we," "our" and "us" refer to eB2B Commerce, Inc., a New Jersey corporation.

                               eB2B COMMERCE, INC.

Our Business

     We provide Internet-based, business-to-business e-commerce solutions that facilitate cost-effective end-to-end transactions between buyers and suppliers within specific vertical industries. In addition, we provide authorized technical education to our client base, and also design and deliver custom computer and internet-based training seminars.

     Within our first business unit, our principal products and services provide:

     - The necessary infrastructure and operational services to process electronic transactions between buyers and suppliers; and

     - Consulting expertise to businesses that wish to build, operate or outsource their own e-commerce infrastructure.

     We have established trading networks in both the golf and sporting goods industries, and have launched extranet solutions in the chain pharmacy industry. We have also recently signed a partnership agreement with another company to provide full service e-commerce capability to the toy industry. Our electronic trading communities provide direct links between buyers and suppliers, allowing trading partners to process their existing transactions over the Internet and establish new business relationships. Our solutions are designed to enable seamless transaction processing, providing connectivity regardless of technology and data format.

     We provide a complete solution, tailored for each customer and designed specifically for their business processes. By leveraging our expertise in Electronic Data Interchange, electronic commerce, application development, and Internet networking, we are able to provide a suite of tools that facilitate management of the entire transaction lifecycle. Customers can use our products not only to send business documents to each other, but also to provide access to their trading partners data systems via our network. Customers of any size or e-commerce capability can communicate and transact with their trading partners regardless of the type of integration, connectivity or data format. Our solutions integrate the entire transaction lifecycle, from creating a relationship to making a transaction, to shipping and receiving a product, to synchronizing product movements through the demand chain achieving higher efficiencies and cost savings.

     Within our second business unit, we design and deliver custom technical education for our clients and provide education through delivery of custom computer and internet based on-line training seminars. We provide authorized technical education to our client base for software products offered by Citrix, Lotus Development Corporation, Microsoft Corporation, and Novell Inc.

Our Offices

     Our principal executive offices are located at 757 Third Avenue, New York, New York 10017. Our telephone number at that location is (212) 703-2000. Our Internet address is www.eB2B.com. The information contained on our web site is not incorporated by reference in this prospectus and shall not be considered a part of this prospectus.

                                  RISK FACTORS

     You should carefully consider the risks and uncertainties described below, as well as the discussion of risks and other information contained or incorporated by reference in this prospectus before deciding whether to invest in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

     If any of the following risks actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose part or all of your investment.

                         RISKS RELATING TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY AND THEREFORE YOU CANNOT EVALUATE OUR PROSPECTS BASED ON PAST RESULTS.

     We have a limited operating history in the business-to-business electronic commerce industry. We have been engaged in electronic commerce since our inception and to date have generated limited revenues. Since we have a limited operating history within the electronic commerce industry upon which you can evaluate our business and prospects, you should consider all of the risks, expenses and uncertainties typically encountered by young companies that operate in the new and rapidly evolving markets for Internet products and services. These risks include:

     -  evolving and unpredictable business models;
     -  intense competition;
     -  the need and ability to manage growth;
     -  the rapid evolution of technology in electronic commerce; and
     -  insufficient capital.

WE HAVE INCURRED AND WILL CONTINUE TO INCUR SUBSTANTIAL LOSSES; CONSEQUENTLY, ADDITIONAL CAPITAL WILL BE NEEDED TO CONTINUE OPERATIONS.

     We have engaged in the business of electronic commerce since our inception and have incurred net losses from operations since that time. We can not give assurances that we will soon make a profit or that we will ever make a profit. Even though we expect that sales will increase substantially in the near future, expenses are expected to outpace sales. Among other things, to achieve profitability, we must market and sell substantially more products and services, and hire and retain qualified and experienced employees. We may not be successful in these efforts.

     Going forward, we expect to continue to invest in infrastructure development, applications development and sales and marketing in order to extend our services to potential customers and partners, and expect to continue to incur net losses. We believe that our available cash resources will be sufficient to meet anticipated working capital and capital expenditure requirements for up to six months. However, the actual time period may differ materially from that indicated in the foregoing forward-looking statement as a result of a number of factors, and we may be required to obtain additional financing at an earlier date. Such financing may not be available in sufficient amounts or on favorable terms when required and may dilute the stock of existing shareholders. Accordingly, present capital resources may not be sufficient for anticipated or unanticipated working capital and capital expenditure requirements for this period. We do not have any commitments or arrangements for additional funding. Current market conditions are not favorable for financing Internet-based business plans, and a recession or other downturn in the economy may cause such market conditions to worsen. In addition, we believe that our current outstanding shares of convertible preferred stock and options and warrants and the termination of certain restrictions on resale has had, and may continue to have, a negative effect on the price of our common stock and our ability to raise additional financing. If we lack sufficient capital, we may not be able to fund our operations, take advantage of unanticipated opportunities, develop new products or services, or otherwise respond to competitive pressures, and may need to substantially curtail or cease our operations.

THERE WILL BE SUBSTANTIAL ADVERSE EFFECTS TO OUR FUTURE OPERATING RESULTS BECAUSE OF SUBSTANTIAL NON-CASH CHARGES.

     As of September 30, 2000, our balance sheet included $59,108,000 of goodwill and other intangible assets and $4,705,000 of unearned stock based compensation. The goodwill arose in connection with the merger in April 2000 of eB2B Commerce, Inc., a Delaware corporation, with and into DynamicWeb Enterprises, Inc., and the February 2000 acquisition of Netlan Enterprises, Inc. and subsidiaries. We expect to incur quarterly non-cash charges through March 2003 of approximately $3,400,000 corresponding to the amortization of such goodwill and other intangibles. Between June 2003 and March 2005, the quarterly amortization expense is expected to be approximately $3,100,000. Unearned stock based compensation arose from the grant of stock options to employees, directors and consultants and is being amortized over the vesting periods of these securities. The $4,705,000 balance at September 30, 2000 will be amortized at varying amounts per quarter through March 2002. All of these non-cash charges will significantly affect our reported operating results.

OUR BUSINESS MODEL IS UNPROVEN AND MAY NOT BE SUCCESSFUL.

     Our business-to-business electronic commerce model is based on the development of trading communities for the purchase and sale of goods between buyers and suppliers. To date, we have generated limited revenue from the trading communities. While we have signed several participants into our golf, sporting goods and chain pharmacy networks, none of the participants are required to conduct a minimum level of business. We believe that in order to reach significant revenue levels from these networks, additional trading partners will need to be added, particularly those who already conduct business among themselves. Accordingly, the success of our business model will depend upon a number of factors, including:

       - changes in and continued growth of the Internet for processing business-to-business transactions;

       - the number of buyers and suppliers that participate in the trading communities;

       -  the volume of transactions conducted by buyers and suppliers;

       - our ability to attract new customers and maintain customer satisfaction;

       - our ability to upgrade, develop and maintain the technology necessary for our operations;

       -  the introduction of new or enhanced services by our competitors;

       -  the pricing policies of competitors; and

       -  our ability to attract personnel with Internet industry expertise.

     If our business strategy is flawed or if we fail to execute our strategy effectively, our business, operating results and financial condition will be substantially harmed. We do not have substantial experience in developing and operating trading communities and we can not assure you that the trading communities will be operated effectively, that a sufficient number of buyers and suppliers will join the trading communities or, if a sufficient number of buyers and suppliers join, that they will conduct enough transactions to generate significant revenues within the trading communities.

OUR SUCCESS WILL DEPEND ON EXPANDING MARKET ACCEPTANCE FOR INTERNET BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE.

     Our future revenues and any future profits depend upon the widespread acceptance and use of the Internet as an effective medium of business-to-business electronic commerce, particularly as a medium to perform goods procurement and fulfillment functions in our targeted markets. If the use of the Internet in electronic commerce in such markets does not grow or if it grows more slowly than expected, our business will suffer. A number of factors could prevent such growth, including:

       - Internet electronic commerce is at an early stage and buyers may be unwilling to shift their purchasing from traditional methods to electronic methods;

       - Internet electronic commerce may not be perceived as offering a cost savings to users;

       - the necessary network infrastructure for substantial growth in usage of the Internet may not be adequately developed;

       - increased governmental regulation or taxation may adversely affect the viability of electronic commerce;

       - any shift from flat rate pricing to usage based pricing for Internet access may adversely impact the viability of the business models;

       - insufficient availability of telecommunication services or changes in telecommunication services could result in slower response times;

       -  technical difficulties; and

       -  concerns regarding the security of electronic commerce transactions.

IF WE CANNOT ENROLL A SUFFICIENT NUMBER OF MAJOR BUYERS AND SUPPLIERS IN THE TRADING COMMUNITIES, WE WILL NOT BE ABLE TO ATTRACT ADDITIONAL BUYERS AND SUPPLIERS.

     Our business model depends in large part on our ability to create a network effect of buyers and suppliers. Buyers may not perceive value in the communities if there are an insufficient number of major suppliers. Similarly, suppliers may not be attracted to the network trading communities if there are an insufficient number of major buyers within the communities. If we are unable to increase either the number of buyers or suppliers, we will not be able to benefit from any network effect. As a result, the overall value of the trading communities would be diminished, which could harm our business, operating results and financial condition.

REVENUE GROWTH MAY BE DELAYED BY LENGTHY SALES AND IMPLEMENTATION CYCLES.

     The period between initial contact with a potential customer and the enrollment in our trading communities is often long and may have delays associated with the lengthy budgeting and approval process of such potential customers. A customer's decision to purchase these services is discretionary, involves a significant commitment of resources and is influenced by the customer's budgetary cycle. To successfully sell our services, we must educate potential customers regarding the use and benefit of such services, which can require significant time and resources. Once a customer is signed, we must provide consulting and technological capabilities that will enable the customer to process transactions with their trading partners already working with us. Additionally, we must contact and implement our services with their remaining partners in order for us to be successful. This process can be time consuming and involves a significant commitment of resources. There can be no assurances that we will be successful in implementing a significant number of trading partners for each customer we sign. These lengthy cycles will have a negative impact on the timing of our revenues, especially the realization of any transaction fee-based revenues.

OUR BUSINESS IS DEPENDENT ON A LIMITED NUMBER OF SERVICES AND PRODUCTS.

     We derive most of our revenues from a relatively small number of services and products. The development and marketing of many of these services and products involve substantial costs. The failure of our services or products to achieve anticipated results would adversely affect our business, financial results and operations. We cannot predict whether we will:

       - continue to remain dependent upon a limited number of services and products for a substantial portion of our revenues;

       -  introduce new services and products that are commercially viable; or

       - introduce new services or products which have life cycles sufficient to permit us to recoup the development, marketing and other costs associated with the service or product.

OUR BUSINESS IS DEPENDENT ON A LIMITED NUMBER OF CUSTOMERS.

     In the three and nine-month periods ended September 30, 2000, one customer accounted for approximately 20% and 16% of our total revenue, respectively.

     If this customer were to substantially reduce or stop its use of our products or services, our business, operating results and financial condition would be harmed. Generally, we do not have any long-term contractual commitments from any of our current customers, and customers may terminate their contracts with us with little or no advance notice and without significant penalty. As a result, we cannot assure you that any of our current customers will continue to use our products or services in future periods.

WE MUST HAVE THE ABILITY TO QUICKLY ADAPT TO TECHNOLOGICAL CHANGES AND CUSTOMER PREFERENCES.

     The Internet and electronic commerce industries are characterized by:

     -  rapid technological change;

     -  changes in user and customer requirements and preferences;

     - frequent introductions of new products and services embodying new technologies; and

     -  the emergence of new industry standards and practices.

     If we do not respond to these developments quickly and efficiently, we will not be competitive within the industry. We face a significant danger because we presently have a limited number of products and services to offer potential customers. If we fail to determine accurately the features our customers require, enhance our existing services or develop new services, we may lose current and potential customers. Some of our customers also may require customized features or capabilities, which would increase costs and consume our limited resources. If we do not respond to the rapid technological changes in the industry, our services could become obsolete and our business will be severely harmed.

THE INTERNET-BASED BUSINESS-TO-BUSINESS INDUSTRY IS HIGHLY COMPETITIVE AND HAS LOW BARRIERS TO ENTRY.

     The market for Internet-based, business-to-business electronic commerce solutions is extremely competitive. Our competition is expected to intensify as current competitors expand their service offerings and new competitors -- including larger, more established companies with more resources -- enter the market. We may not be able to compete successfully against current or future competitors and such competitive pressures could harm our business, operating results or financial condition. Because there are relatively low barriers to entry in the electronic commerce market, competition from other established and emerging companies may develop in the future. In addition, our users and technology partners may become competitors in the future. Certain competitors may be able to negotiate alliances with technology partners on more favorable terms than we may be able to negotiate. Increased competition is likely to result in lower average transaction prices, reduced margins and decrease or loss of market share, any of which could harm our business, operating results or financial condition. In addition, competitors may be able to develop services that are superior to, or that achieve greater acceptance than, the services currently offered by us.

OUR BUSINESS IS DEPENDENT ON INTELLECTUAL PROPERTY RIGHTS.

     To protect our proprietary products, we rely on a combination of copyright, patent, trade secret and trademark laws, as well as contractual provisions relating to confidentiality and related matters. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Moreover, we cannot assure you that our means of protecting our proprietary rights will be adequate or that competitors will not independently develop similar or superior technology.

     Our principal trademark is "eB2B", for which we are seeking a federal registration. The United States Patent and Trademark Office has issued an initial objection to the registration application based upon the descriptiveness of the trademark. We have filed a response with the United States Patent and Trademark Office challenging the objection. There can be no assurance that a trademark will be granted by the United States Patent and Trademark Office. If a trademark is not obtained then there can be no assurance that the mark can be adequately protected against any third party infringement, which could adversely affect our business.

WE ARE DEPENDENT ON ONE PRIMARY DATA CENTER.

         We operate our primary data center at Exodus Communications, Inc.'s Internet Data Center facility in Jersey City, New Jersey. The data center operates twenty-four


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


hours a day, seven days a week, and is connected to: (1) the Internet via Exodus Communications, Inc.; and (2) the electronic data interchange network via AT&T and IBM Global Network. The data center consists primarily of servers, storage subsystems, and other peripheral technology to provide on-line, batch and back-up operations. Customers' data is backed-up daily and stored off-site.

     We rely on Exodus Communications to provide us with Internet capacity, security personnel and fire protection, and to maintain the facilities, power and climate control necessary to operate our servers. Additionally, we rely on Exodus Communications for redundant subsystems, such as multiple fiber trunks from multiple sources, fully redundant power on the premises and multiple back-up generators. If Exodus Communications fails to adequately host or maintain our servers, our services could be disrupted and our business and operating results could be significantly harmed. We can make no assurances regarding our recourse against Exodus Communications in the event of such failure. Our agreement with Exodus Communications has a term of one year and is automatically renewable for additional one-year terms.

     There can be no assurance that Exodus Communications can effectively provide and manage the aforementioned infrastructure and services in a reliable fashion.

WE ARE DEPENDENT ON RETAINING KEY EMPLOYEES.

     Our future performance will depend upon retaining key employees. The loss of services of one or more key employees could harm our business, operating results and financial condition. Our employees are required to sign confidentiality and non-competition agreements as a part of their employment, but even the enforcement of these agreements will not protect us from the loss of an employee's knowledge and expertise upon termination of employment. To protect ourselves against dependence on a few individuals, we may have life insurance policies for key employees. Nevertheless, financial compensation may not replace the knowledge lost upon the incapacity or death of a key employee.

IN ORDER TO REMAIN COMPETITIVE, WE MAY ENTER INTO ADDITIONAL BUSINESS COMBINATIONS, EACH OF WHICH MAY ENTAIL ADDITIONAL RISKS AND COMPLICATIONS.

     As part of our business strategy, we may elect to enter into additional business combinations. Such transactions are typically accompanied by a number of risks, including:

       - the difficulty of integrating the operations and personnel of the acquired companies;

       -  the attention of our management may be diverted;

       - the challenges of integrating technology, including unanticipated expenses;

       -  the risk of unknown liabilities of the acquired companies;

       - the impact of new personnel on uniform procedures, standards and policies developed by us;

       -  the impairment of relationships with customers; and

       - if stock is used to pay for such transactions, the dilution of existing shareholders.

     If we fail to address these risks with respect to potential business combinations, it may have a negative impact on our business and stock price.

SYSTEM FAILURE OR DELAY COULD DETER FUTURE USE OF OUR SERVICES.

     Our business depends upon the satisfactory performance, reliability and availability of our systems and network infrastructure. In addition, certain of the systems and network infrastructure are operated by third parties over which we exercise limited or no control. The performance and availability of such systems and infrastructure may be damaged or interrupted due to natural disaster, break-ins, hacker attacks, computer viruses or similar events. In addition, if traffic levels increase, we may not be able to upgrade our systems and infrastructure in a manner sufficient to avoid overloading or congestion, which could lead to disruptions in service. Any system failure or interruption could result in delays, loss of data or the inability to accept and confirm purchases. Such decreased levels of customer service would reduce the volume of sales and the attractiveness of our products and services and would negatively affect our operating results.

FAILURE TO EXPAND INTERNET INFRASTRUCTURE COULD LIMIT FUTURE GROWTH.

     The recent growth in Internet traffic has caused periods of decreased performance. If Internet usage continues to grow rapidly, its infrastructure may not be able to support these demands and its performance and reliability may decline. If outages or delays on the Internet occur frequently, overall Internet usage, including usage of our products and services, could grow more slowly or decline. Our ability to increase the speed and scope of our services to customers is ultimately limited by and depends upon the speed and reliability of both the Internet and the customers' internal networks. Consequently, the emergence and growth of the market for our services depends upon improvements being made to the entire Internet as well as to the individual customers' networking infrastructures to alleviate overloading and congestion. If these improvements are not made, the ability of the customers to utilize our Internet-based services will be hindered, and our business, operating results and financial condition may be harmed.

OUR PRODUCTS MAY CONTAIN DEFECTS.

     Our products are complex and may contain undetected errors which become apparent only after introduction or adaptation to a customer's computer systems. In particular, computer hardware is characterized by a wide variety of non-standard peripherals and configurations that cause pre-release testing for errors to be highly difficult and time-consuming. Remedying such errors may delay the provision of our services and products, cause us to incur additional costs and adversely affect our reputation.

SECURITY RISKS ASSOCIATED WITH ELECTRONIC COMMERCE MAY DETER FUTURE USE OF OUR PRODUCTS AND SERVICES.

     A fundamental requirement to conduct Internet-based, business-to-business electronic commerce is the secure transmission of confidential information over public networks. Failure to prevent security breaches of the trading communities, or well publicized security breaches affecting the Internet in general, could deter potential customers from using the trading communities or the Internet to conduct financial transactions or to transmit confidential information, and therefore could significantly harm our business, operating results and financial condition. Despite the advances in computer capabilities, new discoveries in the field of cryptography, or other developments, the systems which we use to protect content and transactions from unauthorized access may nevertheless be compromised or breached. If these security measures are breached, a person could misappropriate proprietary or confidential information or cause interruptions in operations. There are significant cost requirements to protect against security breaches or to alleviate problems caused by such breaches.

ADDITIONAL GOVERNMENTAL LAWS AND REGULATIONS MAY INCREASE COSTS OF DOING
BUSINESS.

     The laws governing Internet transactions remain largely unsettled. The adoption or modification of laws or regulations relating to the Internet could harm our business, operating results and financial condition by increasing our costs and administrative burdens. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel, consumer protection and taxation apply to the Internet. Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. The growth and development of electronic commerce may prompt calls for more stringent consumer protection laws as well as new laws governing the taxation of Internet-based commerce. We must comply with new laws and regulations in the United States of America, as well as any laws and regulations adopted by other countries where we may do business. Compliance with any newly adopted laws may prove difficult and may harm our business, operating results and financial condition.

WE WILL BE SUBJECT TO CERTAIN LEGAL RISKS AND UNCERTAINTIES RELATING TO OUR SERVICES.

     In the course of our business, we will be exposed to certain legal risks and uncertainties relating to information transmitted in transactions conducted by our customers. The services provided to customers may include access to confidential or proprietary information. Any unauthorized disclosure of such information could result in a claim against us for substantial damages. In addition, our services include managing the collection and publication of catalog content. The failure to publish accurate catalog content could deter users from participating in trading communities, damage our business reputation and potentially expose us to legal liability. From time to time, some of our manufacturers may submit inaccurate pricing or other catalog information. Even though such inaccuracies may not be caused by us and are not within our control, we could be exposed to legal liability. Although we believe that we have implemented and will continue to implement adequate policies to prevent disclosure of confidential or inaccurate information, claims alleging such matters may still be brought against us. Any such claim may be time-consuming and costly and may harm our business and financial condition. We maintain insurance for many of the risks encountered in our business, however, there can be no assurances that the claims will be substantially covered by our insurance.

WE ARE CURRENTLY SUBJECT TO LITIGATION AND MAY BE SUBJECT TO ADDITIONAL LITIGATION IN THE FUTURE.

     In October 2000, Cintra Software & Services Inc. commenced a civil action against us in New York Supreme Court, New York County. The complaint alleges that we acquired certain software from Cintra upon the authorization of our former Chief Information Officer. Cintra is seeking damages of approximately $856,000. While the action is at a very early stage, we believe we have meritorious defenses to the allegations made in the complaint and intend to defend the action vigorously.

     More generally, some of our engagements involve the design and development of customized e-commerce systems that are important to our clients' businesses. Failure or inability to meet a client's expectations in the performance of services could result in a diminished business reputation or a claim for substantial damages regardless of which party is responsible for such failure. In addition, the services provided to clients may provide us with access to confidential or proprietary client information. Although we have policies in place to prevent such client information from being disclosed to unauthorized parties or used inappropriately, any unauthorized disclosure or use could result in a claim against us for substantial damages. Contractual provisions attempting to limit such damages may not be enforceable in all instances or may otherwise fail to protect us from liability.

     In addition, there is always the possibility that our shareholders will blame us for taking an alleged inappropriate action that causes the loss of their investment. In the past, following periods of volatility in the market price of a company's securities, class action litigation often has been instituted against a company experiencing stock price declines. Similar litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources. As a result, your investment in our stock may become illiquid and you may lose your entire investment.

                       RISKS RELATING TO OUR COMMON STOCK

OUR QUARTERLY OPERATING RESULTS MAY VARY, WHICH COULD AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

     Fluctuations in our quarterly results could adversely affect the market price of our common stock in a manner unrelated to our long-term operating performance. We expect to increase activities and continue to spend significant amounts in substantially all operational areas and will base our expense levels on anticipated revenue levels. We may not be able to reduce our spending as a short-term response to any shortfall in revenue that may occur. For these and other reasons, we may not meet the earnings or loss estimates of securities analysts or investors and our stock price could be adversely affected.

OUR DIRECTORS AND EXECUTIVE OFFICERS HAVE SIGNIFICANT CONTROL AND INFLUENCE OVER THE COMPANY.

     As a group, our directors and executive officers beneficially own approximately 37.11% of our outstanding voting stock. If they vote together, the directors and executive officers will be able to exercise significant influence over all matters requiring shareholder approval, including the election of directors. The interests of our directors and executive officers may conflict with the interests of our other shareholders.

WE DO NOT ANTICIPATE PAYING DIVIDENDS ON OUR COMMON STOCK.

     We have never paid dividends on our common stock and we do not anticipate paying dividends in the future. We intend to reinvest any funds that might otherwise be available for the payment of dividends in further development of our business.

THE EXERCISE OR CONVERSION OF CONVERTIBLE SECURITIES MAY DILUTE THE PERCENTAGE OWNERSHIP OF OUR SHAREHOLDERS AND THE POTENTIAL OR ACTUAL EXERCISE OR CONVERSION HAS, AND MAY CONTINUE TO NEGATIVELY AFFECT THE PRICE OF OUR COMMON STOCK AND MAY IMPEDE OUR ABILITY TO RAISE CAPITAL.

     We have a substantial number of outstanding shares of convertible preferred stock and a substantial number of outstanding options and warrants to purchase shares of our common stock. As of January 15, 2001, there are outstanding shares of convertible preferred stock to purchase an aggregate of 13,559,340 shares of our common stock and options and warrants to purchase an aggregate of 21,755,061 shares of our common stock. If a significant number of these shares of preferred stock were converted or if a significant number of these options or warrants were exercised, the percentage ownership of our common stock would be materially diluted. We believe that the potential exercise or conversion may have an adverse impact on the price of our common stock and therefore on our ability to raise capital. The actual conversion or exercise of convertible securities could further negatively affect the price of our common stock.

THE EXPIRATION OF RESTRICTIONS ON THE RESALE OF CERTAIN SECURITIES MAY NEGATIVELY AFFECT THE PRICE OF OUR COMMON STOCK.

     A significant number of shares of common stock which are currently outstanding, and a significant number of shares of common stock underlying convertible preferred stock, options or warrants outstanding, are subject to lock up agreements under which the shareholders have agreed not to sell such shares for specified periods of time. Specifically, in connection with the private placement of Series B Convertible Preferred Stock completed in December 1999, each of the investors in such private placement was required to enter into a lock up agreement prohibiting the sale of the securities purchased in the private placement for a period of at least twelve months from the closing of such private placement.

     All of our directors, officers and principal shareholders immediately prior to the April 18, 2000 merger with eB2B Commerce, Inc., a Delaware corporation, and all of current officers and directors have entered into lock up agreements prohibiting the sale of such securities for various periods of time.

     On December 2, 2000, the lock up expired to the extent of 25% of the holdings of each person subject to a lock-up agreement. Every ninety days from December 2, 2000, the restrictions will be lifted to the extent of an additional 25% of each such person's respective holdings. Upon the expiration of the restrictions imposed by the lock up agreements described above, the persons party to those agreements will be able to sell their shares, subject to the restrictions imposed by the federal securities laws. The sale or the possibility of the sale of shares of our common stock after the expiration of such lock up periods has and may continue to adversely affect the market price of our common stock, and may adversely affect our ability to raise capital.

THERE IS POTENTIAL EXPOSURE TO US IN THAT CERTAIN SHARES OF COMMON STOCK UNDERLYING OUR PREFERRED STOCK HAVE BEEN SOLD PRIOR TO THE DATE OF THIS PROSPECTUS

     Prior to the date of this Prospectus, certain shares of our common stock, which were issued by virtue of conversion of shares of preferred stock, were sold by our shareholders in the open market. Such shareholders believed that their shares were registered pursuant to a previous registration statement of ours. The Securities and Exchange Commission has advised us of their opinion that such shares were not covered by the prior registration statement. While we believe that such sales were made in conformance with applicable securities laws and regulations, a different determination may result in our having liability. We are unable to assess, in the event that there is any liability, what the amount thereof would be.

IF WE RAISE ADDITIONAL CAPITAL AT A PRICE BELOW $2.07 PER SHARE, OUR COMMMON SHAREHOLDERS WILL BE DILUTED DUE TO PREFERENCES INCLUDED IN OUR OUTSTANDING PREFERRED SHARES AND WARRANTS.

     We have a substantial number of outstanding convertible preferred stock and a substantial number of outstanding warrants to purchase shares of our common stock. The preferred shareholders are entitled to an adjusted conversion price, which results in their receiving additional shares of commons stock upon conversion if we raise capital at a price below $2.07 per share prior to their conversion. The warrant holders are entitled to a reduced exercise price on their warrants if we raise capital at a price below $2.07 per share prior to their exercise. Therefore, if we raise additional capital at a price below $2.07, our common shareholders' percentage of ownership will be further diluted by the additional common stock required to underly the preferred shares and warrants.


THE PRICE OF OUR COMMON STOCK IS VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS.

     Our stock price has been and is likely to continue to be volatile. For example, from January 1, 2000 through January 23, 2001, our common stock traded as high as $19.75 per share and as low as $0.50 per share.

     Volatility in the future may be due to a variety of factors, including:

     -  volatility of stock prices of Internet companies generally;

     -  variations in our operating results and/or our revenue growth rates;

     - changes in securities analysts' estimates of our financial performance, or for the performance of our industry as a whole;

     -  announcements of technological innovations;

     -  the introduction of new products or services by us or our competitors;

     -  change in market valuations of similar companies;

     -  market conditions in the industry generally;

     - announcements of additional business combinations in the industry or by us;

     -  issuances or the potential issuances of additional shares;

     -  additions or departures of key personnel; and

     -  general economic conditions.

     The stock market has experienced extreme price and volume fluctuations that have particularly affected the market prices of securities of Internet-related companies. These fluctuations may adversely affect the market price of our common stock.

IF OUR COMMON STOCK IS REMOVED FROM NASDAQ, THE MARKETABILITY OF OUR COMMON STOCK WILL BE DECREASED SUBSTANTIALLY.

     Our common stock is traded on the Nasdaq SmallCap Market under the symbol "EBTB." Since December 18, 2000, our common stock's price has closed at a bid price below $1.00. In the event that our shares of common stock close below the minimum $1.00 bid price for thirty consecutive business days, we will receive notification from the NASDAQ Stock Market, Inc. ("NASDAQ") that we are not in compliance with the minimum bid price requirement of NASDAQ. To regain compliance with this standard, the common stock would be required to have a closing bid price at or above $1.00 for ten consecutive business days within the ninety-calendar day period from such notification. Should such compliance not be achieved, NASDAQ could issue a delisting letter.

     Our failure to meet NASDAQ's maintenance criteria, which includes minimum price and other requirements, in the future may result in the discontinuance of the inclusion of our securities on NASDAQ. In such event, trading, if any, in the securities may then continue to be conducted on the non-NASDAQ over-the-counter market in what are commonly referred to as the electronic bulletin board and the "pink sheets". As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of the securities. In addition, we would be subject to a rule promulgated by the Securities and Exchange Commission that, if we fail to meet criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by such rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to the sale. Consequently, this rule may have an adverse effect on the ability of broker-dealers to sell the securities, which may affect the ability of shareholders to sell the securities in the secondary market.

                           FORWARD-LOOKING STATEMENTS

     The statements contained in this prospectus or incorporated by reference in this prospectus that are not historical facts are "forward-looking statements," as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Such statements can be identified by the use of forward-looking terminology such as "estimates," "projects," "anticipates," "expects," "intends," "believes," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Examples of these forward-looking statements include, but are not limited to:

     -  expectations of anticipated benefits of our acquisitions;

     -  estimates of future operating results;

     - expectations of generating a significant portion of our revenues from a limited number of large clients;

     -  plans to further develop and commercialize value-added services;

     - expectations regarding our relationships with clients and other third parties;

     -  expectations of pricing for our services in the future;

     -  our anticipated capital expenditures; and

     - other statements contained in this prospectus or incorporated by reference regarding matters that are not historical facts.

     These statements are only estimates or predictions and cannot be relied upon. We can give you no assurance that future results will be achieved. Actual events or results may differ materially as a result of risks facing us or actual results differing from the assumptions underlying such statements. These risks and assumptions could cause actual results to vary materially from the future results indicated, expressed or implied in the forward-looking statements included in this prospectus.

     All forward-looking statements made in this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the factors listed above in the section captioned "Risk Factors" and other cautionary statements included in this prospectus. We disclaim any obligation to update information contained in any forward-looking statement.

                              SELLING SHAREHOLDERS

     The shares covered by this prospectus are shares of our common stock that have been issued and shares of our common stock that have been issued or will be issued upon the conversion of our preferred stock or upon the exercise of warrants to purchase shares of our common stock. The number of shares of common stock that may be actually sold by the selling shareholders will be determined by such selling shareholder, subject to the restrictions of the lock-up agreements, if any. See "Risk Factors". The shares to which this prospectus relates include but are not limited to the following:

     399,000 of the shares consist of shares of common stock issued or issuable upon conversion of the Series A Preferred Stock acquired by selling shareholders in a private placement that was completed in May 1999.

     15,959,995 of the shares consist of shares of common stock issued or issuable upon conversion of the Series B Preferred Stock acquired by the selling shareholders in a private placement that was completed in December 1999.

     3,990,128 of the shares consist of shares of common stock issuable upon the exercise of warrants to purchase our common stock acquired by the selling shareholders in the December 1999 private placement.

     3,943,716 of the shares consist of shares of common stock issuable upon the exercise of warrants to purchase our common stock granted to Commonwealth Associates LP and certain members and associates of Commonwealth Associates LP for acting as the placement agent for the December 1999 private placement.

     1,250,200 of the shares consist of shares of common stock issuable upon the exercise of warrants to purchase our common stock granted to Commonwealth Associates LP and certain members and associates of Commonwealth Associates LP in connection with acting as a financial advisor regarding our merger with eB2B Commerce, Inc., a Delaware corporation, in April 2000.

     1,061,146 of the shares consist of shares of common stock issuable upon the exercise of warrants to purchase our common stock granted to ComVest Partners LP in connection with a pre-bridge and bridge offering conducted prior to the December 1999 private placement.

     847,162 of the shares consist of shares of common stock issuable upon exercise of warrants to purchase our common stock granted to certain members and associates of Commonwealth Associates LP in connection with a pre-bridge and bridge financing conducted prior to the December 1999 private placement.

     502,383 of the shares consist of shares of common stock issuable upon the exercise of warrants to purchase our common stock granted to Commonwealth Associates LP and certain members and associates of Commonwealth Associates LP as a fee in connection with our April 2000 merger.

     720,282 of the shares consist of shares of common stock issued to Commonwealth Associates and certain members and associates of Commonwealth Associates as a fee in connection with our April 2000 merger.

     The selling shareholders are the persons and/or entities listed in the table below whom own our common stock, shares of preferred stock convertible into shares of our common stock, or warrants to purchase shares of our common stock. We are registering for the selling shareholders named herein an aggregate of 29,549,140 shares of common stock. Except as noted below, none of the selling shareholders has, or within the past three years has had any relationship, position or office with us or our affiliates.

     The following table sets forth, as of January 23, 2001: (1) the name of each selling shareholder, (2) the number of shares of our common stock beneficially owned by each selling shareholder, including the number of shares purchasable upon exercise of warrants or conversion of preferred stock, (3) the maximum number of shares of common stock which the selling shareholders can sell pursuant to this prospectus and (4) the number of shares of common stock that the selling shareholders would own if they sold all their shares registered by this prospectus. Except as otherwise noted below, the number of shares of our common stock registered for sale hereunder for a selling shareholder consists of shares of our common stock issuable upon conversion of the Series B Preferred Stock and exercise of the warrants to purchase our common stock issued in the December 1999 private placement (the ratio of common stock issuable upon conversion of the Series B Preferred Stock to the common stock issuable upon exercise of the warrants is approximately 4 to 1). Each selling shareholder will receive all of the net proceeds from the sale of his or her shares of common stock offered by this prospectus.

                                                                                            NUMBER OF SHARES OF
                                                  NUMBER OF SHARES    NUMBER OF SHARES OF   COMMON STOCK TO BE
                                                   OF COMMON STOCK    COMMON STOCK BEING       BENEFICIALLY
                                                 BENEFICIALLY OWNED   REGISTERED BY THIS    OWNED AFTER OFFERING
                                                  PRIOR TO OFFERING       PROSPECTUS
SELLING SHAREHOLDER
Abatangelo, William P. & Angela K.                     15,113               15,113                  0
Acks, Shannon P.                                       15,113               15,113                  0
Al-Bahar & Lulwa Al-Khaled, Alya                       30,228               30,228                  0
Alliance Equities, Inc.                                75,569               75,569                  0
Apodaca Investment Offshore, Ltd.                     241,819              241,819                  0
Apodaca Investment Partners, LP                       241,819              241,819                  0
Daphne Astor Grandchildren's Trust                     15,113               15,113                  0
Astor, Michael                                         15,113               15,113                  0
Baily, Gary R.                                         15,113               15,113                  0
Ballyhoo Partners                                      75,569               75,569                  0
Barrington Capital Corp.                               12,091               12,091                  0
Beattie, Edwin J.                                      15,113               15,113                  0
Bentley, Hugh P. & Jean J.                             15,113               15,113                  0
Bentley, Mark                                          15,113               15,113                  0
Bentley, Richard                                       75,569               75,569                  0
Blank, Gerald                                           6,047                6,047                  0
Bodmer, Hans C.                                       120,909              120,909                  0
Brogan, Thomas R.                                       6,047                6,047                  0
Campos, Felix & Joyce                                  90,681               90,681                  0
Cardwell, J.A.                                         30,228               30,228                  0
Cass, C. Wyllys & Ellen M.                             12,091               12,091                  0
Cavanna, Kieran                                         3,022                3,022                  0
Neil A. Chapman, SEP IRA                                9,069                9,069                  0
Chimbel, Marvin & Arlene                                6,047                6,047                  0
Clark, Martin E. & Glenda F.                            9,069                9,069                  0

Cohen, Alan N.                                         15,113               15,113                  0
Jonathan R. Cohen Retirement Plan                       6,047                6,047                  0
Cooper, Stephen                                        15,113               15,113                  0
Joseph Cornacchio Retirement Plan                      18,137               18,137                  0
Davenport, James A. & Rebecca C.                       42,319               42,319                  0
DiCesare, Dominick                                     15,113               15,113                  0
DiCesare, Paul                                          6,650                6,650                  0
Dozier, Robert and Deborah G.                          15,115               15,115                  0
Duncan, John                                           15,113               15,113                  0
DW Trustees (BVI) Ltd. - Children's Fund               15,113               15,113                  0
DW Trustees (BVI) Ltd. - Main Fund                     30,228               30,228                  0
Edgewater Ventures LLC                                 30,228               30,228                  0
Elder, James                                            6,047                6,047                  0
Faxon, David P. Jr.                                     7,556                7,556                  0
Aubrey J. Ferrao TTEE Aubrey J. Ferrao Living          30,228               30,228                  0
     Trust u/a/d 6/26/98
Friedman, Philip & Rose                                60,456               60,456                  0
Friedman, Victor                                       60,456               60,456                  0
Ernest J. Genco Retirement Plan                         6,047                6,047                  0
George Fox University                                  15,113               15,113                  0
Gilfand, David S.                                       6,047                6,047                  0
Goddu, Roger V.                                       120,909              120,909                  0
Gould, William S.                                       6,047                6,047                  0
The William S. Gould, Peter L. Gould & Deborah         18,137               18,137                  0
     Gould Cygler Irrevocable Trust
Grace, Roger                                            7,253                7,253                  0
Greenspan, Burton E.                                    7,556                7,556                  0
Greiper, Scott L.(3)                                   24,147               24,147                  0
Grunwald, J. Thomas                                    30,228               30,228                  0
Heine, Spencer H. & Margaret                           60,456               60,456                  0
Herrmann, Frederick J. & Marilyn C.                     4,534                4,534                  0
Hirsch, Allen                                           3,022                3,022                  0
Hirsch, Marcia                                          6,047                6,047                  0
Hoagland, Gina & Lee                                   15,113               15,113                  0
Hodge, David                                           15,113               15,113                  0
Insalaco, Paul                                          6,047                6,047                  0
Jahdi, Nasrollah & Farahnaz                            12,091               12,091                  0
Jensen, Eric & Julie Patricia                           3,022                3,022                  0
JF Shea & Co., Inc.                                   934,180              934,180                  0
L. Wayne Johnson SEP IRA                               15,113               15,113                  0
Kwiat Capital Corp.                                    30,228               30,228                  0
LAD Equity Partners                                    15,113               15,113                  0
Leon, Martin B.                                        15,113               15,113                  0
Lightman, Ezra                                          9,069                9,069                  0

Longobardi, Vincent & Carmela Basile                   15,113               15,113                  0
Luxenberg, Arthur                                      15,113               15,113                  0
Mann, Michael                                          15,113               15,113                  0
Mateer, Richard B. & Margaret J.                        9,069                9,069                  0
Mazzocchi, Leo F. & Nancy T.                           15,113               15,113                  0
Meringoff, Stephen J.                                  30,228               30,228                  0
Moraes, Claude & Roshan                                 6,047                6,047                  0
Moran, Jr., Charles E.                                  7,556                7,556                  0
MRL Astor Expectancy Trust                             30,228               30,228                  0
Mullery, Gregg Wm.                                      6,047                6,047                  0
Nemiroff, Karen                                         3,022                3,022                  0
Newmark, Amy L.                                        30,228               30,228                  0
Notowitz, Allen                                        15,113               15,113                  0
Odlivak, Prudence & Andrew                             15,113               15,113                  0
Frank B. Palazzolo, Jr. - Profit Sharing Plan           6,047                6,047                  0
Parrish, Edward L.                                      3,022                3,022                  0
Perez, Michael                                          6,047                6,047                  0
Piccolo, August                                        15,113               15,113                  0
Porter, Barry                                         241,819              241,819                  0
Priddy, Robert (3)(7)                               7,385,073              858,611                  0
RHL Ventures LLC                                       60,456               60,456                  0
Rosenbloom, Keith (3)(8)                            6,617,492               91,030                  0
Russo, Paul & Sally                                    90,681               90,681                  0
Sax Family Limited Partnership                          3,022                3,022                  0
Schultz, Gary D. & Barbara A.                          42,319               42,319                  0
Schwickert, Kent                                       15,113               15,113                  0
Schwickert, Kim                                        30,228               30,228                  0
Scotto, Peter                                          30,225               30,225                  0
Seftel, Lawrence & Roslyn                              15,113               15,113                  0
Shapiro, J.D.                                           3,022                3,022                  0
Nancy Shapiro                                           6,047                6,047                  0
Shubash, May S.                                         6,047                6,047                  0
Sica, Joseph L., Jr. & Emilia M.                       30,228               30,228                  0
Mercy Radiologists of Dubuque, PC                       6,047                6,047                  0
Money Purchase Pension Plan's Trust
     f/b/o Roger R. Stenlund,
Stern, Jeremy B. & Wendy B.                            15,113               15,113                  0
Stransky, Barry & Lauren A.                             9,069                9,069                  0
Teirstein, Paul                                        15,113               15,113                  0
David Thalheim Revocable Living Trust                  15,113               15,113                  0
David Thalheim c/f Lindsay Thalheim                     6,047                6,047                  0
David Thalheim c/f Marc Thalheim                        6,047                6,047                  0
Toombs, Walter F.                                      30,228               30,228                  0
Tradex Commodities                                     15,113               15,113                  0

Treitel, David                                          6,047                6,047                  0
Trombone, Mario                                         6,047                6,047                  0
Weitz, Perry                                           15,113               15,113                  0
Wilkins, Stuart B.                                     15,113               15,113                  0
Zale, John H.                                          15,113               15,113                  0
Abrahamson, Melissa R. & Paul                           3,022                3,022                  0
Abrams, Beverly                                         6,047                6,047                  0
Abrams, Burton R.                                       6,047                6,047                  0
Abrams, Rodney A.                                      46,853               46,853                  0
Adametz, James R.                                      22,369               22,369                  0
Anderson, Jr., Ferdinand F.                            15,113               15,113                  0
Anderson, Jack L.                                      15,113               15,113                  0
The Bald Eagle Fund Ltd.                               22,029               22,029                  0
Ballin, Scott                                          15,113               15,113                  0
Barnes, Jr., Charles A.                                15,113               15,113                  0
Berger, Toby                                            6,047                6,047                  0
Berglund, Donald                                       12,091               12,091                  0
Berman, Marc G.                                         7,556                7,556                  0
Bertoni, Christopher W.                                30,228               30,228                  0
Bettinger, Robert                                      30,228               30,228                  0
Black, Lincoln Edward                                   7,556                7,556                  0
Blomstedt & Susan LaScala, JTROS, Jeffrey              30,228               30,228                  0
Bloom, Jack                                            90,684               90,684                  0
Blue, Harold                                           30,228               30,228                  0
Blue, Robert & Ruth                                    12,091               12,091                  0
Blum, Gary                                             15,113               15,113                  0
BNB Investment Associates L.P.                        129,069              129,069                  0
Brummer, Michael & Mary Jo                             30,228               30,228                  0
Burr Family Trust                                       7,556                7,556                  0
Burgess, Paul                                          15,113               15,113                  0
Cardoso, Manuel                                        12,091               12,091                  0
C.E. Unterberg Towbin Capital Partners I, LP          120,909              120,909                  0
Cohen & Nancy D. Shapiro, Jonathan R.                  15,113               15,113                  0
Collins, James C.                                      15,113               15,113                  0
Conzett Europa Invest Ltd.                             60,456               60,456                  0
Corbin, Bruce                                          21,159               21,159                  0
Corbin, Jeff                                            3,022                3,022                  0
Corbin, Richard                                        21,159               21,159                  0
Cranshire Capital, L.P.                               302,275              302,275                  0
Crown, Robert & Barbara                                45,341               45,341                  0
d'Autremont, Sloan                                     15,113               15,113                  0
DeAtkine, Jr., David                                   30,228               30,228                  0
The Dexter Corporation Grantor Trust                   30,228               30,228                  0

DiLeonardo, Frank L.                                   15,113               15,113                  0
The DotCom Fund, L.L.C.                               151,137              151,137                  0
Echo Capital Growth Corp.                              45,341               45,341                  0
EDJ Limited                                           120,909              120,909                  0
Burtt R. Ehrlich, IRA                                  30,228               30,228                  0
Epstein, Frederick B.                                  60,456               60,456                  0
Esformes, Joseph                                       30,228               30,228                  0
Falk, Michael S. (3)(6)                             7,641,715            1,076,865                  0
Finkle, S. Marcus                                      30,228               30,228                  0
Flavin, Blake Investors, L.P.                          90,684               90,684                  0
Flavin, John P.                                        15,113               15,113                  0
FM Grandchildren's Trust                               83,728               83,728                  0
Flynn Corporation (10)                                662,133              662,133                  0
Fox, Karen A.                                           9,069                9,069                  0
Friedlander, Charles L.                                15,113               15,113                  0
Gaba, Ilya & Alice                                      6,047                6,047                  0
Gaffney, Michael F.                                    15,113               15,113                  0
Gallagher Investment Corporation                      662,133              662,133                  0
Gaylord, Gregg M.                                      15,113               15,113                  0
Giardina, Anthony J.                                    6,047                6,047                  0
Glashow, Jonathan                                      45,341               45,341                  0
Goldenheim, Paul D.                                    30,228               30,228                  0
Gonchar, Andrew                                        15,113               15,113                  0
Graves, Richard W. & Mary J.                            9,069                9,069                  0
Gruber & McBaine Capital Management Fiduciary          60,456               60,456                  0
     Trust
Gubitosa, Paul & Linda                                 12,091               12,091                  0
Hart, Andrew C.                                        15,113               15,113                  0
Hartman, Roland F.                                     15,113               15,113                  0
Hartman, Timothy                                        9,069                9,069                  0
Henry, William O. E.                                   30,228               30,228                  0
Holtvogt, Annette                                      15,113               15,113                  0
Isbell, Charles E.                                      6,047                6,047                  0
Jacobs, Paul M.                                        15,113               15,113                  0
Jaber, Jim & Aileen                                    24,181               24,181                  0
Jordan, Peggy                                          45,341               45,341                  0
Kabuki Partners                                       132,094              132,094                  0
Keating, Patrick N. & Julie S.                         15,113               15,113                  0
Kensington Partners, L.P.                              93,100               93,100                  0
Kensington Partners II, L.P.                            5,781                5,781                  0
Ketcham, Edward                                         9,069                9,069                  0
Knollmeyer, Paul P. & Phyllis M.                       15,113               15,113                  0
Lagunitas Partners LP                                 241,819              241,819                  0
Landers, James R.                                      15,113               15,113                  0
Levy, Stuart J.                                        45,341               45,341                  0
Loegering, Charles J.                                  90,684               90,684                  0

Luck, John                                             15,113               15,113                  0
May, Gary D. & Deborah C.                              30,228               30,228                  0
McCarthy, John J. & Donna P.                           55,013               55,013                  0
McGary, Lawrence W.                                     9,069                9,069                  0
Millstein, Gerald Jay                                  12,091               12,091                  0
Mulkey II Limited Partnership                         181,365              181,365                  0
Nowak, Greg A. & Lynn M.                               30,228               30,228                  0
Odyssey Capital, L.P.                                 604,549              604,549                  0
Palmer, Richard & Lynne Marie                          15,113               15,113                  0
Patil, Gangadhar                                       15,113               15,113                  0
Pecord, Carmen                                         15,113               15,113                  0
Petrus, Paul F.                                         9,069                9,069                  0
Pobiel, Ronald                                          6,047                6,047                  0
Pocisk, Anna M.                                        21,159               21,159                  0
Polyviu, P. Tony                                       15,113               15,113                  0
Porter Partners, L.P.                                 181,365              181,365                  0
Prime Ventures, LLC                                   105,797              105,797                  0
Primo, Joseph C.                                        7,859                7,859                  0
Prude, Randy                                           30,228               30,228                  0
Pryt, Bob                                              75,569               75,569                  0
Bob K. Pryt -- Ttee BKP Capital                        75,569               75,569                  0
     Management LLC 401(k) PSP &
     MPP, Dtd. 1/1/92 FBO Bob K. Pryt
Radichel, William C.                                   60,453               60,453                  0
Radix Associates                                       45,341               45,341                  0
Rappaport, A.G.                                       120,909              120,909                  0
Reichelt, Kurt V. & Laura M.                           24,181               24,181                  0
Reichenbaum, Mark                                     159,300              159,300                  0
R M and L Burwick Family L.P.                         120,909              120,909                  0
RS Emerging Growth Partners LP                        133,007              133,007                  0
RS Pacific Partners                                   302,533              302,533                  0
RS Premium Partners                                   169,013              169,013                  0
Rice, William Anthony                                 120,909              120,909                  0
Ronco, Edmund                                           6,047                6,047                  0
Ronco, Edmund c/f Todd Ronco                            6,034                6,034                  0
Rosenbloom, Howard                                     15,113               15,113                  0
Rosenfield, Laurence                                   15,113               15,113                  0
Ross, Adam Ross & Lisa Falk-                           15,113               15,113                  0
Rubin, Brett                                            9,069                9,069                  0
Santolo, Dennis & Thomas, JTROS                        30,228               30,228                  0
Scaglione, Domenic G. & Josephine                       7,556                7,556                  0
Scalo, JTROS, John F. & Carole M.                      15,113               15,113                  0
Stuart Schapiro IRA Account                            30,228               30,228                  0
Schroeder, Charles F. A.                               15,113               15,113                  0
Schwarzwaelder, Douglas                                 6,047                6,047                  0
Schwencke, Kim M.                                      60,456               60,456                  0

Shaw, John J.                                          60,456               60,456                  0
Sheats, Fred B.                                        15,113               15,113                  0
Simon Asset Management, LLC                           181,365              181,365                  0
Sivak, Cheryl R. and Gary Evan, M.D.                    9,069                9,069                  0
Sivak, George C., M.D.                                  9,069                9,069                  0
SJG Management, Inc. 1981 Amended and Restated         15,113               15,113                  0
     Profit Sharing Plan
Spencer, Robert J.                                     15,113               15,113                  0
Spigarelli, Anthony M. & Nancy M.                      30,228               30,228                  0
Spivak, Joel                                           30,228               30,228                  0
Stellway, David L.                                     30,228               30,228                  0
Sybesma, William & Martha Jane                         30,228               30,228                  0
Sybesma Research LLC                                   30,228               30,228                  0
Tachibana , Glen                                       12,091               12,091                  0
Thompson, George L.                                    15,113               15,113                  0
Trupiano, Salvatore                                     9,069                9,069                  0
Van Le, Linda                                          15,113               15,113                  0
Ventana Partners, L.P.                                 60,456               60,456                  0
Syd Verbin & Helen Verbin, Trustees under Trust         9,069                9,069                  0
     Agreement dated 12/20/88, FBO Syd Verbin
Voigt, TIC, Bryon & Jacelyn                            18,137               18,137                  0
Wasserstrum, Seymour                                    9,069                9,069                  0
Weiskopf Silver & Co. L.P.                             45,341               45,341                  0
Wolfson Equities                                      755,687              755,687                  0
Yalen, Richard (2)                                     23,814               23,814                  0
ComVest Capital Management, LLC (1)                 1,242,511            1,242,511                  0
Ascuitto, Basil (2)(9)                              5,315,873               25,875                  0
Blitz, Craig & Annette                                 10,699               10,699                  0
Campanella, Richard (2)                                12,500               12,500                  0
Coventry, Brian (2)                                    49,224               49,224                  0
Michael S. Falk IRA                                    19,194               19,194                  0
Giardina, Anthony J. (2)                               12,500               12,500                  0
Glaser, Bruce (2)                                      46,980               46,980                  0
Kleidman, Carl (2)                                    151,263              151,263                  0
Latour, Peter (2)                                      23,034               23,034                  0
Lipman, Beth (2)                                       10,699               10,699                  0
Moschetta, Ron (2)                                     23,034               23,034                  0
Messana, Jerome (2)                                   123,214              123,214                  0
O'Sullivan, Robert (2)                                 69,891               69,891                  0
Tallur, Inder (2)                                      60,564               60,564                  0
Vainberg, Vladik (2)                                    7,677                7,677                  0
Waye, Thom (2)                                          8,221                8,221                  0
Wynne, Joseph (2)                                      22,745               22,745                  0
Ladouceur, Philip (2)                                   2,411                2,411                  0

Cooperman, Edwin (2)                                    2,411                2,411                  0
Potamianos, Constintine (2)                             2,409                2,409                  0
Bollag, Michael                                        38,388               38,388                  0
Falk, Michael and Annie                                19,194               19,194                  0
Gianna Falk Trust                                      19,194               19,194                  0
Mardale Investments Ltd.                               83,728               83,728                  0
Mikaela Falk Trust                                     19,194               19,194                  0
Rosenblatt, Richard (2)                                40,799               40,799                  0
Commonwealth Associates L.P. (1)                    5,283,951            5,283,951                  0
Moran, Tim                                            199,500              199,500                  0
Abraham, Dean                                           7,556                7,556                  0
Abrams, Richard                                        33,250               33,250                  0
A'Hearn, Michael F. & Maxine C.                        15,113               15,113                  0
The Leo J. Ambrogi II Trust dtd 2/1/95                  9,069                9,069                  0
Appelbaum, Michael L.                                   7,859                7,859                  0
Basil J. Ascuitto IRA                                   6,047                6,047                  0
Ashok, Shanthamallappa A.                              15,113               15,113                  0
Auerbach, A. Phillip                                   15,113               15,113                  0
Aukstuolis, Jim G.                                     30,228               30,228                  0
Bauer, Thomas W. & Paula S.                            24,181               24,181                  0
Beiser, John W. & Maureen W.                           60,456               60,456                  0
Kim M. Beretta 1994 Trust                              15,113               15,113                  0
Berney, L. Neal                                        15,113               15,113                  0
Bernstein, Howard & Sandra                             15,113               15,113                  0
Bloom, Ron (2)                                         15,097               15,097                  0
Bolding, Jeffrey O. & Deborah R.                       15,113               15,113                  0
Bolognue, Joseph T.                                    15,113               15,113                  0
Boyd, John W. & Sandra L.                              12,091               12,091                  0
Briggs, Tom P.                                         12,091               12,091                  0
Brigl, Thomas J. & Brenda J.                            6,047                6,047                  0
Brown, Raymond                                         45,341               45,341                  0
Callahan, Daniel J.                                    30,228               30,228                  0
Cameron, Jeffrey S.                                    15,113               15,113                  0
Cardwell, Jr., James A.                                15,113               15,113                  0
Anders Carlegren SEP-IRA                                6,047                6,047                  0
Chance, Albert & Doris                                 15,113               15,113                  0
Chandra-Sekar, Balasundaram                             6,047                6,047                  0
Chase, Arthur M.                                       12,091               12,091                  0
Cohen, Dr. David                                       42,319               42,319                  0
Collier,Timmy M. & Connie A.                            6,047                6,047                  0
Richard Corbin IRA                                      9,069                9,069                  0
Cramer Taos Partners                                   60,456               60,456                  0
Cunningham & Wendell Fleming, Stephen                  15,113               15,113                  0
Danieli, Mark                                          15,113               15,113                  0
d'Autremont, Hugh                                       6,047                6,047                  0

DellaValle, Anthony                                     9,069                9,069                  0
Dercher, David J. & Su Ellen                           24,181               24,181                  0
Deshmukh, Sunil M.                                     60,456               60,456                  0
DiCesare, Louis A.                                      6,650                6,650                  0
Dickey, David L. & Susan M.                             6,047                6,047                  0
DiFatta, Tony                                           7,556                7,556                  0
Drapkin, Donald                                       151,137              151,137                  0
Dreyfuss, Jerome                                       24,181               24,181                  0
EFG Reads Trustees Ltd.                                 9,069                9,069                  0
Wayne D. Eig Chartered Defined Benefit Pension          6,047                6,047                  0
     Trust
Engfer, Jodi Abrams                                     6,047                6,047                  0
Gerald I. Falke, IRA                                    6,047                6,047                  0
Farzaneh, Hamid & Nildufar                             24,181               24,181                  0
Circle F. Ventures, LLC                                22,672               22,672                  0
Hayden R. & LaDonna M. Fleming Revocable Trust         22,672               22,672                  0
Gerlach and Company, c/f Fleming (Jersey) Ltd.         30,228               30,228                  0
Flom, Joseph H.                                        75,569               75,569                  0
French, Robert A.                                       9,069                9,069                  0
Friedman, Ronald                                        6,047                6,047                  0
Funeral Financial Systems, Ltd.                        52,897               52,897                  0
Gajeski, Donald K. & Phyllis M.                         6,047                6,047                  0
Robert E. Gallucci DPM                                 15,113               15,113                  0
Martin W. Gangel Roth IRA                              30,228               30,228                  0
Geller, Marshall                                      151,137              151,137                  0
Generation Capital Associates                          36,272               36,272                  0
Gittis, Howard                                        151,137              151,137                  0
Glasscock, Gary M.                                     15,113               15,113                  0
Goebel, Gregg R. & Marilyn                             12,091               12,091                  0
Goldberg, Ira                                          30,228               30,228                  0
Goldberg, Mark & Joanna                                15,113               15,113                  0
Steven B. Greenman IRA                                 15,113               15,113                  0
Hammerman, Alan H.                                     15,113               15,113                  0
Harrison, Judith P.                                    30,228               30,228                  0
Hayden, TIC, Michael D. & Velma J.                      6,047                6,047                  0
Herscu, Robert                                         30,228               30,228                  0
HFR - 07 Partners                                      37,784               37,784                  0
Hornady, James Brooks                                   9,069                9,069                  0
Intercontinental Investment Services, Inc.             15,113               15,113                  0
Iseli, Andre                                           30,228               30,228                  0
Jahn, Rosalie J.                                       18,137               18,137                  0
Jajoor, Nagaraj O. & Sudha N.                          15,113               15,113                  0
Jeffers Family Ltd. Partnership                         6,047                6,047                  0

Johnson, Kimber & Susan                                 9,069                9,069                  0
Johnson, L.  Wayne                                     30,228               30,228                  0
Jordan, Bette P.                                        7,556                7,556                  0
Jordan, Edward C.                                       6,047                6,047                  0
Joseph, Dr. Ralph                                      12,091               12,091                  0
JR Squared, LLC                                        90,681               90,681                  0
Kane, Norman                                           30,228               30,228                  0
Hulas & Savita Kanodia Revocable Living Trust          75,569               75,569                  0
Kanuit, Gary                                           15,113               15,113                  0
Randall Kaplan Living Trust                            90,681               90,681                  0
Keeney, Thomas J. & Pamela C.                           7,556                7,556                  0
Kennett, David R.                                       6,047                6,047                  0
Keough, Thomas G.                                       9,069                9,069                  0
Keyway Investments Ltd.                               302,275              302,275                  0
Kirk, William F., Jr. & Lynn B.                        15,113               15,113                  0
Bernard Kirsner Trust                                  15,113               15,113                  0
Klein, Michael                                         75,569               75,569                  0
Koch, Kevin & Susan                                    15,113               15,113                  0
Koniver, Garth A.                                      15,113               15,113                  0
Kraus, Dennis H. & Daryl B.                             6,047                6,047                  0
Lenzo, Christopher                                    453,412              453,412                  0
Lerner, Brian C.                                       27,206               27,206                  0
Levitin, Eli                                           15,113               15,113                  0
Lewis, Lindsay                                         15,113               15,113                  0
Liebro Partners LLC                                    15,113               15,113                  0
Lin, Rong-Chung                                        12,091               12,091                  0
MacDonald, Allan & Eileen                              18,137               18,137                  0
Mallis, Stephen                                         6,047                6,047                  0
Manhattan Group Funding                                75,569               75,569                  0
Manocherian, Jed                                       15,113               15,113                  0
Mark, Laurel Lester                                    12,091               12,091                  0
Marsh, Frederic A.                                      6,047                6,047                  0
Martell, John A.                                       30,228               30,228                  0
Martella, Richard R. & Jennifer K.                      7,556                7,556                  0
McCleeary, Robert A.                                   22,672               22,672                  0
Meinershagen, Alan                                     15,113               15,113                  0
Misher, Sheldon                                        15,113               15,113                  0
Monie, Vijaykumar S.                                   15,113               15,113                  0
Morfesis, F.A. & Gail                                  24,181               24,181                  0
Moriber, Lloyd A.                                      30,228               30,228                  0
Nano-Cap Hyper Growth Partnership L.P.                 15,113               15,113                  0
Nano-Cap New Millennium Growth Fund L.P.                7,556                7,556                  0
Virginia R. Nelson Trust                               15,113               15,113                  0

Nelson, Jody                                            9,069                9,069                  0
Norman, Gregory                                        30,228               30,228                  0
Nussbaum, Jeffrey Kahn                                  9,069                9,069                  0
Nussbaum, Samuel R.                                    30,228               30,228                  0
O'Donnell, Edmond                                       6,047                6,047                  0
O'Neill, William and Linda                             15,113               15,113                  0
Overdrive Capital Corp.                               120,909              120,909                  0
Erinch R. Ozada, IRA Rollover                          45,341               45,341                  0
Pamela Equities Corporation                            45,341               45,341                  0
Pannu, Jaswant Singh & Debra                            6,047                6,047                  0
Partoyan, Garo A.                                      21,159               21,159                  0
Patel, Sanjiv M.                                       15,113               15,113                  0
Patil, Jayakumar & Purnima J                          105,797              105,797                  0
Patil, Nagaraja & Shantha                              15,113               15,113                  0
Paulson, Timothy G.                                    15,113               15,113                  0
Pesele, Robert                                          6,047                6,047                  0
Pickett, George F. & Elizabeth H.                      15,113               15,113                  0
Piccolo, John                                          60,456               60,456                  0
Pinto, James J.                                        60,456               60,456                  0
Porter, Jeffrey                                        60,456               60,456                  0
Poujol, Michael A. & Angela G.                         30,228               30,228                  0
Rahn & Bodmer                                         211,593              211,593                  0
Rasnick, James A. & MaryAnn                            15,113               15,113                  0
Reese-Cole Partnership Ltd.                            45,341               45,341                  0
Richmond, Gerald & Amy                                 30,228               30,228                  0
Rion, James H., Jr.                                    18,137               18,137                  0
Roberts, Cindy D.                                      22,672               22,672                  0
Rodler, Lawrence                                        9,069                9,069                  0
Rolling Investment Group                                6,047                6,047                  0
Rosenbloom, Dale                                       60,456               60,456                  0
Rubin, Jeffrey                                          9,069                9,069                  0
Rubinson, Brett                                         3,022                3,022                  0
Runckel, Douglas & Evelyn                              51,387               51,387                  0
Russell, Donnie H.                                     30,228               30,228                  0
Salkind, Scott                                         15,113               15,113                  0
Sandhu, Avtar S.                                        6,047                6,047                  0
Scalo, John T.                                         20,556               20,556                  0
Schenker, Monroe H.                                    15,113               15,113                  0
Schlank, Lionel                                        15,113               15,113                  0
Schneider, Sidney                                      15,113               15,113                  0
Schoen, William R. & Barbara J.                        15,113               15,113                  0
The Rodney N. Schorlemmer SEP IRA                      24,181               24,181                  0
Schottenstein, Gary L.                                  9,069                9,069                  0
Schultz, Gary & Lance                                   6,047                6,047                  0
Serra, Jose E. & Cecilia P.                            30,228               30,228                  0
Serubo, John                                            7,556                7,556                  0

Shagadelic Partners                                    15,113               15,113                  0
Shrager, Jay J. & Carole B.                            54,409               54,409                  0
Shroff, Burjis N. and Havovi B.                         9,069                9,069                  0
Siddiqi, Tariq S.                                       6,047                6,047                  0
Signore, Claude M. & Marie                              6,047                6,047                  0
Silverman, Robert & Lois B.                            15,113               15,113                  0
Singer, Michael                                        45,341               45,341                  0
SIRHC Holdings Limited                                 24,181               24,181                  0
Skoly, Jr., Stephen T.                                 15,113               15,113                  0
Smith , Harlan B.                                      19,950               19,950                  0
Spiegelberg, Joan                                       6,047                6,047                  0
Spielman , Melvin                                      30,228               30,228                  0
Stalker, Philip                                         6,047                6,047                  0
Starapoli, Fedele                                       6,047                6,047                  0
Steele, Michael D.                                     18,137               18,137                  0
Bachner Tally Polevoy 401K Profit Sharing Plan          6,047                6,047                  0
     dtd 010184 FBO Fran Stoller
Strazzulla, Domenic M.                                 24,181               24,181                  0
Sullivan, Jesse                                        15,113               15,113                  0
Sutton, Patrick                                         7,556                7,556                  0
Thau, Clifford                                          3,022                3,022                  0
Tickner, Todd                                          15,113               15,113                  0
Todywala, Sam & Lyla                                    3,022                3,022                  0
Uday, Kalpana A. & Udayashankar K.                     15,113               15,113                  0
Union Cattle Company                                   15,113               15,113                  0
Vandewalle, John Joos-                                 30,228               30,228                  0
Voigt, Kevin J. & Cindy G.                             15,113               15,113                  0
Voss Limited Partnership                                6,047                6,047                  0
Waxman, David B.  & Jeremy                              6,047                6,047                  0
Weidenbener, Erich J. and Diane D.                     24,181               24,181                  0
Weksler, Luiz                                           9,069                9,069                  0
Westmont Venture Partners, LLC                        151,137              151,137                  0
Wilkins, Charles P.                                    30,228               30,228                  0
Wilson, Kenneth B.                                     13,916               13,916                  0
Wingate Investments Limited                           302,275              302,275                  0
Wisseman, Charles L., III                              24,181               24,181                  0
Wolf, Aizik L. & Robyn                                 12,091               12,091                  0
Wynne, Joanne                                           9,069                9,069                  0
Lyons, Jerry (4)(5)                                    43,890               43,890                  0
Pappel, Jeffrey (4)                                    33,250               33,250                  0
Leeds, Laurence (4)                                    99,750               99,750                  0
Leeds, Carey (5)                                      224,770              224,770                  0
Kisky School (4)                                      133,000              133,000                  0
Kestenbaum, Richard (4)                                18,620               18,620                  0
Goldberg, Joshua R. (4)                                18,620               18,620                  0

Harrison, Gilbert (4)                                  22,610               22,610                  0
Traub, Marvin (4)                                       6,650                6,650                  0
Treuille, Antoine G. (4)                               13,300               13,300                  0
Smith, William M. (4)                                  13,300               13,300                  0
Sperduto, Vito A. (4)                                   9,310                9,310                  0
Goodman, Karen (4)                                      3,990                3,990                  0
Harrison, Edward D. (4)                                 6,650                6,650                  0
MD Investors, Inc. (5)                                 53,200               53,200                  0
Byrnes, Christopher (5)                                26,600               26,600                  0
Cephas Capital (5)                                     10,321               10,321                  0
Moskowitz, Stanley (5)                                 48,766               48,766                  0
Altman, Alan W. (5)                                    48,766               48,766                  0
Bengraff, Robert (5)                                    2,014                2,014                  0
Blitzer, Alfred (5)                                     2,014                2,014                  0
Brown, Stephanie (5)                                    2,014                2,014                  0
Edwards, Daniel (5)                                     2,014                2,014                  0
Smith, Scott (5)                                        2,014                2,014                  0
Sommer, Cindy (5)                                         572                  572                  0
Corliss, Robert (5)                                     6,650                6,650                  0
Clark, Denis (5)                                        7,500                7,500                  0
Donner Corp International (5)                           6,000                6,000                  0
Gailus, Robert (5)                                     25,000               25,000                  0
Fragetti, Gerard (5)                                   26,400               26,400                  0
Trautman, Wasserman & Co. (5)                          75,000               75,000                  0
Virtual Ex', Inc. (5)                                  27,000               27,000                  0
Sands Brothers & Co. Ltd.                              95,000               95,000                  0

TOTALS                                                                  29,549,140                  0

(1) Includes shares of our common stock: (a) issued in connection with the merger (b) issuable upon conversion of the Series B Preferred Stock; (c) issuable upon the exercise of pre-bridge warrants; (d) issuable upon the exercise of the bridge warrants; (e) issuable upon the exercise of the warrants issued in connection with the December 1999 private placement; (f) issuable upon the exercise of agents warrants; (g) issuable upon the exercise of financial advisor warrants; and (h) issuable upon the exercise of merger warrants.

(2) Includes shares of our common stock: (a) issued in connection with the merger; (b) shares of our common stock issuable upon conversion of the Series B Preferred Stock; (c) issuable upon the exercise of the warrants issued in connection with the December 1999 private placement; (d) issuable upon the exercise of agents warrants; (e) issuable upon the exercise of financial advisor warrants; and (f) issuable upon the exercise of merger warrants.

(3) Includes shares of our common stock: (a) issued in connection with the merger; (b) issuable upon conversion of the Series B Preferred Stock; (c) issuable upon the exercise of the bridge warrants; (d) issuable upon exercise of the warrants issued in connection with the December 1999 private placement; (e) upon the exercise of agents warrants; (f) issuable upon the exercise of financial advisor warrants; and (g) issuable upon the exercise of merger warrants.

(4) Includes shares of our common stock issuable upon conversion of the Series A Preferred Stock.

(5) Includes shares of common stock and shares of common stock issuable upon exercise of warrants.

(6) The shares of common stock listed as beneficially owned consist of (a) shares of common stock issuable upon conversion of shares of Series B Preferred Stock; (b) warrants to purchase shares of common stock; (c) shares of common stock issuable upon conversion of shares of Series B Preferred Stock held in an Individual Retirement Account ("IRA"); (d) warrants to purchase shares of common stock held in an IRA; (e) shares of common stock issuable upon the conversion of shares of Series B Preferred Stock and warrants to purchase shares of common stock which are held by Commonwealth Associates L.P. of which Mr. Falk shares voting and dispositive power with respect to the securities beneficially owned by Commonwealth Associates L.P. and may be deemed to be the beneficial owner of such securities; (f) shares of common stock issuable upon the conversion of shares of Series B Preferred Stock and warrants to purchase shares of common stock which are held by ComVest Capital Management, LLC of which Mr. Falk is manager and principal member and may be deemed to be the beneficial owner of such securities, although Mr. Falk disclaims beneficial interest in such shares other than that portion which corresponds to his membership interest in ComVest Capital Management, LLC; and (g) shares of common stock issuable upon conversion of shares of Series B Preferred Stock and warrants to purchase shares of common stock which are held jointly with his spouse. Mr. Falk is also a director of eB2B Commerce, Inc.

(7) The shares of common stock listed as beneficially owned consist of (a) shares of common stock issuable upon conversion of shares of Series B Preferred Stock; (b) warrants to purchase shares of common stock; (c) shares of common stock issuable upon the conversion of shares of Series B Preferred Stock and warrants to purchase shares of common stock which are held by Commonwealth Associates L.P. Associates L.P. of which Mr. Priddy shares indirect voting and dispositive power with respect to the securities beneficially owned by Commonwealth Associates L.P.; and (d) shares of common stock issuable upon the conversion of shares of Series B Preferred Stock and warrants to purchase shares of common stock which are held by ComVest Capital Management, LLC of which Mr. Priddy is manager and principal member and may be deemed to be the beneficial owner of such securities, although Mr. Priddy disclaims beneficial interest in such shares other than that portion which corresponds to his membership interest in ComVest Capital Management, LLC.

(8) The shares of common stock listed as beneficially owned consist of (a) shares of common stock issuable upon conversion of shares of Series B Preferred Stock; (b) warrants to purchase shares of common stock; (c) shares of common stock issuable upon the conversion of shares of Series B Preferred Stock and warrants to purchase shares of common stock which are held by Commonwealth Associates L.P. of which Mr. Rosenbloom shares indirect voting and dispositive power with respect to the securities beneficially owned by Commonwealth Associates L.P.

and (d) shares of common stock issuable upon the conversion of shares of Series B Preferred Stock and warrants to purchase shares of common stock which are held by ComVest Capital Management, LLC of which Mr. Rosenbloom is manager and principal member and may be deemed to be the beneficial owner of such securities, although Mr. Rosenbloom disclaims beneficial interest in such shares other than that portion which corresponds to his membership interest in ComVest Capital Management, LLC.

(9) The shares of common stock listed as beneficially owned consist of (a) shares of common stock issuable upon conversion of shares of Series B Preferred Stock; (b) warrants to purchase shares of common stock; (c) shares of common stock issuable upon conversion of shares of Series B Preferred Stock held in an IRA; (d) warrants to purchase shares of common stock held in an IRA; and (e) shares of common stock issuable upon the conversion of shares of Series B Preferred Stock and warrants to purchase shares of common stock which are held by Commonwealth Associates L.P. of which Mr. Ascuitto shares indirect voting and dispositive power with respect to the securities beneficially owned by Commonwealth Associates L.P.

(10) The shares of common stock listed as beneficially owned consist of (a) shares of common stock issuable upon conversion of shares of Series B Preferred Stock; and (b) warrants to purchase shares of common stock. Timothy P. Flynn, a director and the Chairman of the Audit Committee of eB2B, Commerce, Inc., is the principal owner of the Flynn Corporation.

                              PLAN OF DISTRIBUTION

     The selling shareholders (and their respective pledgees, transferees, donees or other successors in interest) may offer and sell the shares of common stock derived from the conversion of our preferred stock and exercise of warrants covered by this prospectus from time to time as follows:

     -  in the open market;

     -  on the Nasdaq SmallCap Market;

     -  in privately negotiated transactions;

     -  in an underwritten offering; or

     -  a combination of such methods or any other legally available means.

Such sales may be made at varying prices determined by reference to, among other things:

     -  market value prevailing at the time of the sale;

     -  prices related to the then-prevailing market price; or

     -  negotiated prices.

Negotiated transactions may include:

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

     - block trades in which a broker-dealer so engaged will attempt to sell the shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction.

In connection with distributions of our common stock, any selling shareholder may:

     - enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholders;

     - sell our common stock short and deliver the common stock to close out such short positions;

     - enter into option or other transactions with broker-dealers that involve the delivery of our common stock to the broker-dealers, which may then resell or otherwise transfer such common stock; and

     - loan or pledge our common stock to a broker-dealer which may then sell our common stock so loaned, and upon a default, the common stock may be sold or otherwise transferred.

     Broker dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated immediately prior to the sale. The selling shareholders and any broker executing selling orders on behalf of the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                                 USE OF PROCEEDS

     The proceeds from the sale of the shares by the selling shareholders will belong to the individual selling shareholders. We will not receive any of the proceeds from the sale of the shares other than with respect to the exercise price, if any, of the warrants. Although the selling shareholders have a cashless exercise option associated with the exercise of their warrants, the selling shareholders may elect to make cash payments in connection with their exercise of the warrants. Assuming exercise of all of the warrants and the selling shareholders' election of a cash payment in connection with their exercise of all of such warrants, the estimated net proceeds from the exercise of such warrants to purchase shares of our common stock that are being registered pursuant to the registration statement to which this prospectus relates would be approximately $24 million. We intend to use the proceeds, if any, from the exercise of the warrants for general corporate purposes and working capital.

                                  LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Kaufman & Moomjian, LLC.

                                     EXPERTS

     The financial statements of eB2B Commerce, Inc. (a development stage company) as of December 31, 1998 and 1999 and for the period from November 6, 1998 (inception) through December 31, 1998, the year ended December 31, 1999 and the period from November 6, 1998 (inception) through December 31, 1999, appearing in the DynamicWeb Enterprises, Inc. Registration Statement on Form S-4 and the related Prospectus filed on March 22, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements for the years ended September 30, 1999 and 1998, incorporated in this prospectus by reference from DynamicWeb Enterprises, Inc.'s annual report on Form 10-KSB for the year ended September 30, 1999, have been audited by Richard A. Eisner & Company, LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Netlan Enterprises, Inc. for the years ended December 31, 1999 and 1998, incorporated in this prospectus by reference, have been audited by Rothstein, Kass & Company, P.C., independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-3, including exhibits filed with the registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information about our company and the shares of common stock to be sold in the offering, please refer to the registration statement. For additional information, please refer to the exhibits that have been filed with our registration statement on Form S-3.

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy all or any portion of any report, document or any other information that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to you on the SEC's website (http://www.sec.gov).

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated is considered to be a part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and the exhibits thereto and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the earlier of the date that the selling shareholders sell all of the common stock or such other date as the offering is terminated and any unsold shares are deregistered by the filing of a post-effective amendment.

SEC Filing                                    Period Covered or Date of Filing
--------------------------------------------  ----------------------------------------------------
Annual Report on Form 10-KSB                  Year ended September 30, 1999

Registration Statement on Form S-4,
including the related Proxy Statement         March 22, 2000*

Quarterly Report on Form 10-QSB               Quarter ended September 30, 2000

Quarterly Report on Form 10-QSB               Quarter ended June 30, 2000

Quarterly Report on Form 10-QSB               Quarter ended March 31, 2000

Quarterly Report on Form 10-QSB               Quarter ended December 31, 1999

Current Report on Form 8-K                    January 12, 2001

Current Report on Form 8-K                    July 13, 2000

Current Report on Form 8-K                    July 10, 2000

Current Report on Form 8-K                    April 25, 2000

* Effective Date

You may request a copy of these filings or exhibits thereto (if such exhibits are incorporated by reference herein), at no cost on the SEC's website (http://www.sec.gov), or by making a telephonic or written request to:

                               eB2B Commerce, Inc.
                            Attn: Investor Relations
                                757 Third Avenue
                               New York, NY 10017
                            Telephone: (212) 703-2000

     The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained directly in this prospectus. Any information we later file with the SEC will automatically update and supersede this information.

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the offering described in this Registration Statement, all of which are to be borne by the Company, will be as follows:

                         Item                    Amount
Registration Fee---------------------------     $6,811
Blue Sky fees and expenses-----------------     $15,000
Attorneys' fees and expenses---------------     $40,000
Accountants' fees and expenses-------------     $10,000
Printing and engraving---------------------     $15,000
Miscellaneous------------------------------     $10,000
                                                -----------
Total--------------------------------------     $96,811


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's amended and restated certificate of incorporation provides that the Company will indemnify any person who is or was a director, officer, employee or agent of the Company to the fullest extent permitted by the New Jersey Business Corporation Act, and to the fullest extent otherwise permitted by law. The New Jersey law permits a New Jersey corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, unless a judgment or other final adjudication adverse to the director, officer, employee or agent in question establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty (as defined in the New Jersey law) to the Company or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in the receipt by the director, officer, employee or agent of an improper personal benefit.

     Pursuant to the Company's amended and restated certificate of incorporation and the New Jersey law, no director or officer of the Company will be personally liable to the Company or to any of its shareholders for damages for breach of any duty owed to the Company or its shareholders, except for liabilities arising from any breach of duty based upon an act or omission (i) in breach of such director's or officer's duty of loyalty (as defined in the New Jersey law) to the Company or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such director or officer of an improper personal benefit.

     In addition, the Company's bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith, and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in the bylaws will be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct.

ITEM 16.    EXHIBITS

Number        Description
------        -----------
 5.1          Opinion and Consent of Kaufman & Moomjian, LLC regarding the legality of the securities being registered.
23.1          Consent of Ernst & Young LLP
23.2          Consent of Richard A. Eisner & Company, LLP
23.3          Consent of Rothstein, Kass & Company, P.C.
23.4          Consent of Kaufman & Moomjian, LLC (Included in legal opinion filed as
              Exhibit 5.1)
24            Power of Attorney (set forth on the signature page of this Registration
              Statement on Form S-3)

ITEM 17. UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or its most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range, may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required with or furnished to the Securities and Exchange Commission to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
               Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on January 26, 2001.

                                           eB2B COMMERCE, INC.
                                           By: /s/ Alan J. Andreini
                                                 ------------------------
                                           Alan J. Andreini
                                           Chief Executive Officer





                                POWER OF ATTORNEY

KNOWN BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan J. Andreini and Victor L. Cisario, and each of them his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                            Title                          Date

/s/ Alan J. Andreini             Chief Executive Officer and Director     January 26, 2001
----------------------------     (principal executive officer)
Alan J. Andreini

/s/ Victor L. Cisario            Chief Financial Officer (principal       January 26, 2001
----------------------------     financial and accounting officer)
Victor L. Cisario

/s/ Peter J. Fiorillo            Chairman of the Board of Directors       January 26, 2001
----------------------------
Peter J. Fiorillo

/s/ Michael S. Falk              Director                                 January 26, 2001
----------------------------
Michael S. Falk

/s/ Timothy P. Flynn             Director                                 January 26, 2001
----------------------------
Timothy P. Flynn

/s/ John Slevin                  Director                                 January 26, 2001
----------------------------
John Slevin
